                                                                     EXHIBIT 4.6


                                     [SEAL]

                                  COMMON STOCK                          SHARES
                                 PAR VALUE $.01

                                                                [ILLEGIBLE]
      [PICTURE]                   [ILLEGIBLE]           SEE REVERSE FOR CERTAIN
                                                                DEFINITIONS

                                                           CUSIP 564055 10 1

                                       HCR

    Health Care & Retirement Corporation [NAME CHANGED TO MANOR CARE, INC.]

THIS CERTIFIES THAT

                                    SPECIMEN

IS THE OWNER OF

             FULLY-PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

HEALTH CARE AND RETIREMENT CORPORATION TRANSFERABLE ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY, UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY A TRANSFER AGENT AND UNDERSIGNED BY THE REGISTRAR OF THE CORPORATION.

      IN WITNESS WHEREOF THE SAID CORPORATION HAS ISSUED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND THE CORPORATE SEAL TO BE HEREUNTO AFFIXED.

[ILLEGIBLE]                   /s/ GEOFFREY G. MYERS          /s/ PAUL A. ORMOND
                              ---------------------          ------------------
                              SECRETARY                      PRESIDENT

                     HEALTH CARE AND RETIREMENT CORPORATION

      The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common                 UNIF GIFT MIN ACT -- ____________ Custodian __________
TEN ENT -- as tenants by the entireties                                 (Cust)               (Minor)
JT TEN  -- as joint tenants with right                               under Uniform Gifts to Minors Act
           of survivorship and not as                                _________________________________
           tenants in common                                                      (State)

     Additional abbreviations may also be used though not in the above list.

  For value received, ______              hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
--------------------------------------

                  ---------------------------------------------
Please print or typewrite name and address including postal zip code of assignee

______________________________________

______________________________________    ______________________________________

_________________________________________________________________________ Shares
of the Common Stock represented by the within certificate, and do hereby irrevocably constitute and appoint ________

________________________________________________________________________________
Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated ______________________

                                Signature

                                ________________________________________________
                                NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular without alteration or enlargement, or any change whatever.

      The Corporation will furnish to any stockholder, upon request and without charge, a full statement of the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof which the Corporation is authorized to issue and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request is to be addressed to the Corporation or to the Transfer Agent named on the face of this certificate.

      This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Health Care and Retirement Corporation and National City Bank, dated as of May 2, 1995, as the same may be amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Health Care and Retirement Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Health Care and Retirement Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights which are held by or have been held by Acquiring Persons or Associates or Affiliates thereof (as defined in the Rights Agreement) shall become null and void.